SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a‑12

SOUTHWEST IOWA RENEWABLE ENERGY, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

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	5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0‑11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SIRE

Southwest Iowa Renewable Energy

Farmers Fueling Our Future

LLC

___________________________

NOTICE OF 2023 ANNUAL MEETING OF MEMBERS
TO BE HELD ON FEBRUARY 17, 2023
___________________________

To the Members of Southwest Iowa Renewable Energy, LLC:

NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Members (the “2023 Annual Meeting”) of Southwest Iowa Renewable Energy, LLC will be held on Friday, February 17, 2023, at 1:00 p.m. Central Standard Time at the City of Treynor Community Center, 11 West Main Street, Treynor, Iowa 51575. Directions to the 2023 Annual Meeting location may be found at www.sireethanol.com.

The purposes of the meeting are to:

(1)	Elect one Series A Director to serve until the 2027 Annual Meeting of Members or until his successor shall be elected and qualified;

(2)	Conduct an advisory vote on executive compensation; and

(3)	Transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Our Board of Directors has fixed the close of business on December 19, 2022 as the record date for determining the members entitled to notice of and to vote at the 2023 Annual Meeting and any adjournment or postponement thereof.  Holders of our Series A Units are entitled to one vote for each unit held.

Your vote is very important and our Board of Directors desires that all members be present or represented at the 2023 Annual Meeting.  Even if you plan to attend the 2023 Annual Meeting, please sign, date and return the proxy card located on our website at www.sireethanol.com, or included in the printed proxy materials mailed to you if you requested printed materials, at your earliest convenience so that your units may be voted.  You may vote up to 12:00 p.m. Central Standard Time on February 17, 2023 by delivering your proxy card to the Company’s principal office located at 10868 189th Street, Council Bluffs, Iowa 51503. Even if you previously mailed your proxy card, you may revoke your proxy at any time prior to 12:00 p.m. Central Standard Time on February 17, 2023 by delivering a written revocation and/or a new proxy card to the Company each of which must be signed by the registered holder of record of the units voted.

By Order of the Board of Directors

Theodore V. Bauer,
Secretary

Council Bluffs, Iowa
December 20, 2022

December 20, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE MEMBERS MEETING TO BE HELD ON FEBRUARY 17, 2023

Dear Member of Southwest Iowa Renewable Energy, LLC:

Internet Availability:

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for our 2023 Annual Meeting of Members are available on the internet.  This communication is not a form for voting and presents only an overview of the more complete proxy materials that are available on the internet or by mail (upon request).  We encourage you to access and review all of the important information contained in the proxy materials before voting.  In addition, we will separately mail to you the proxy card.  Under applicable securities rules, we must wait ten (10) days before sending the proxy card to you.

The proxy statement, proxy card and the 2022 annual report on Form 10-K are available at www.sireethanol.com in the “Investor Relations” section. If you would like to receive a paper or e-mail copy of these documents, you must request one.  There is no charge to you for requesting a copy.  Please make your request for a copy as instructed below on or before January 20, 2023 to facilitate timely delivery.

Notice of Annual Meeting:

The 2023 Annual Meeting of Members (the “2023 Annual Meeting”) will be held on Friday, February 17, 2023, at 1:00 p.m. Central Standard Time at the City of Treynor Community Center, 11 West Main Street, Treynor, Iowa 51575. Only members who own Series A Units as of December 19, 2022 (the “Record Date”) are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. If you attend the 2023 Annual Meeting, you may nevertheless revoke your proxy and vote in person even though you previously mailed the proxy card.  This notice also constitutes notice to members for the 2023 Annual Meeting as required under our Fifth Amended and Restated Operating Agreement dated June 19, 2020.

Proposals to be voted on at the 2023 Annual Meeting are listed below:

1.	The Series A Members are to elect one Series A Director to serve until the 2027 Annual Member Meeting or until his successor shall be elected and qualified	2.	To conduct an advisory vote on executive compensation; and
		3.	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

The Board of Directors recommends that you vote “FOR” the Series A Director nominee and “FOR” Proposal 2.

You may access the following proxy materials at www.sireethanol.com:

☑	Notice of the 2023 Annual Meeting	☑	The Company’s 2023 Proxy Statement
☑	The Company’s 2022 Annual Report on Form 10-K	☑	A proxy card for the 2023 Annual Meeting

You may access the proxy materials and proxy card online by visiting www.sireethanol.com and clicking on the “Investor Relations” tab.  Once you have carefully reviewed all of the proxy materials, please print off the proxy card, execute it and mail it to Southwest Iowa Renewable Energy, LLC, ATTN: Investor Relations, 10868 189th Street, Council Bluffs, Iowa 51503.  You do not need to provide any personal information to print off a proxy card—but you will need to provide enough information on the proxy card to allow us to verify your unit ownership in order for your vote to be counted. Please print your name clearly below your signature on the proxy card.

If you prefer a paper copy of the proxy materials, you may request one by sending an e-mail to proxies@sireethanol.com, calling (877) 776-5999, or by making a request at www.sireethanol.com by clicking on the “Contact Us” tab and sending the request in the electronic form provided.  You have the opportunity to make a request to receive paper copies for all future meetings or only for the 2023 Annual Meeting and you should specify your preference in your request.

Members as of the Record Date are encouraged and cordially invited to attend the 2023 Annual Meeting. Map directions to the 2023 Annual Meeting can be found at www.sireethanol.com.